SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 10, 2005

BROADWING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-30989	52-2041343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046-9400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (443) 259-4000

CORVIS CORPORATION

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective May 10, 2005, our Board of Directors approved severance and noncompetition agreements for each of Lynn Anderson, our Senior Vice President and Chief Financial Officer, Scott Widham, our President of Sales, and Kim Larsen, our Senior Vice President, General Counsel and Secretary. Each agreement provides for 1.74 years (20.88 months) base salary and medical benefits continuation in the event that the executive is terminated other than for cause (as defined in the agreement) or if such executive resigns for good reason (as defined in the agreement) within twenty-four (24) months after an enumerated change of control/corporate transaction (as defined in the agreement). Each agreement also contains a twelve (12) month non-compete and non-solicitation provision. A form of severance and noncompetition agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Executive Severance and Noncompetition Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION

Date: May 10, 2005	/s/ Lynn D. Anderson
Lynn D. Anderson
Senior Vice President and Chief Financial Officer